Exhibit (e)

                          Certification under Rule 466

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                          CERTIFICATION UNDER RULE 466

The Depositary, Citibank, N.A., represents and certifies the following:

      (1) That it previously filed registration statements on Form F-6 (Registration Statement Nos. 333-06198 and 033-37841) that the Commission declared effective, with terms of deposit identical to the terms of this Registration Statement.

      (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                     Citibank, N.A., as Depositary


                                     By: /s/ Patricia Brigantic
                                         ----------------------------------
                                     Name: Patricia Brigantic
                                     Title: Director & Associate General Counsel